                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement
on Form S-8 (Registration No. 333-       ), relating to the Canyon Fuel Company,
LLC Capital Accumulation Plan, the CH-Twenty, Inc. Capital Accumulation Plan and the CH-Twenty, Inc. Savings Plan, of our report dated February 12, 1997, on our audits of the financial statements and financial statement schedule of Atlantic Richfield Company.

                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California
August 6, 1997